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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    Form 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): April 30, 2008

                            Petrol Oil and Gas, Inc.
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             (Exact name of registrant as specified in its charter)

             Nevada                    0-3009                     90-0066187
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(State or other jurisdiction of     (Commission              (I.R.S. Employer
         incorporation)             File Number)             Identification No.)

                          11020 King Street, Suite 375
                              Overland Park, Kansas                 66210
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                     (Address of principal executive office)      (Zip Code)

                                 (913) 323-4925
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              (Registrant's telephone number, including area code)

                                 Not Applicable
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          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01         Entry into a Material Definitive Agreement

         On April 30, 2008, Petrol Oil and Gas, Inc., Neodesha Pipeline, Inc. and Coal Creek Pipeline, Inc. (collectively, "Petrol") entered into a Foreclosure-Related Agreement (the "Agreement") with LV Administrative Services, Inc. ("LV"), administrative and collateral agent for Laurus Master Fund, Ltd. ("Laurus"), Valens Offshore SPV I, Ltd. ("Valens Offshore"), Valens U.S. SPV I, LLC ("Valens US"), Calliope Capital Corporation ("Calliope") and Pallas Production Corp. ("Pallas", and together with, Laurus, Valens Offshore, Valens US and Calliope, the "Holders").

         Petrol is in default of certain obligations to its Holders under its Secured Convertible Term Note, dated October 28, 2004, in the principle amount of $8,000,000; its Secured Term Note, dated October 31, 2005, in the principle amount of $10,000,000; its Secured Term Note, dated March 31, 2006, in the principle amount of $5,000,000; and its Secured Term Note, dated May 26, 2006, in the principle amount of $10,000,000 (collectively, the "Notes," and all other obligations of Petrol together with the Notes, the "Outstanding Obligations"), and has received from LV and the Holders a default and acceleration notice with respect to the Outstanding Obligations. The aggregate amount due and owing to the Holders as of April 30, 2008 is approximately $35.7 million.

         The Outstanding Obligations are secured by various mortgages and other fixed and mixed assets and real and personal property pursuant to security and other agreements covering assets or other rights to which Petrol has rights (all such assets, rights and collateral, collectively, the "Collateral"), a portion of which are assets and rights referred to as the "Petrol-Neodesha Project," located in Neosho and Wilson Counties, Kansas, consisting of, among other Collateral, mortgages, and real, personal property and fixed and mixed assets used in connection with the Petrol-Neodesha Project (the "Neodesha Collateral").

         The Agreement allows the Holders to foreclose on the Neodesha Collateral and governs the terms and conditions of the foreclosure. The Agreement provides that Petrol will not contest the sale of the Neodesha Collateral, which will be conducted as a public foreclosure sale in accordance with Kansas law. Petrol has agreed to reasonably assist LV and the Holders in the completion of the foreclosure sale. After the sale of the Neodesha Collateral becomes final, LV and the Holders will release Petrol of all remaining amounts owed or claims they may have, and the Holders will reassign to Petrol their overriding royalty interests in the mineral leases located at Petrol's Coal Creek Project.

         As part of the Agreement, Petrol will cancel all outstanding warrants for purchases of securities issued to Holders in connection with the Outstanding Obligations and replace them with warrants to purchase 1,000,000 shares of common stock at an initial exercise price of $0.20 per share.

Item 9.01         Financial Statements and Exhibits.

     10.1 Foreclosure Related Agreement, dated April 30, 2008, by and among Petrol Oil and Gas, Inc., Neodesha Pipeline, Inc., Coal Creek Pipeline, Inc., LV Administrative Services, Inc., Laurus Master Fund, Ltd., Valens Offshore SPV I, Ltd., Valens U.S. SPV I, LLC, Calliope Capital Corporation, and Pallas Production Corp.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            PETROL OIL AND GAS, INC.


                                            By:  /s/  Loren W. Moll
                                               --------------------------------
                                                      Loren W. Moll
                                                      President and
                                                      Chief Executive Officer

Date:    May 1, 2008